Report of Independent Auditors


To the Board of Trustees and Shareholders
MMA Praxis Mutual Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of the MMA Praxis Mutual Funds (comprised of Intermediate
Income Fund, Core Stock Fund, Value Index Fund, and International
 Fund) (the Funds) as of December 31, 2003, the related statements of operations for the year then ended, the statements of changes in net assets for the two years then ended and the financial highlights for each of the three years or periods then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights presented herein for the Funds for each of the respective years or periods ended December 31, 2000 were audited by other auditors whose report dated February 20, 2001 expressed an unqualified opinion.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December
 31, 2003, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the MMA Praxis Mutual Funds as of December 31, 2003, the results of their operations for the year then ended, the changes in their net assets for the two years then ended, and their financial highlights for each of the three years or periods then ended, in conformity with accounting principles generally accepted in the United States.



Columbus, Ohio
February 13, 2004